Exhibit 99.2

F-i

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)

Investment properties:
Land	$605,180	$332,113
Building and other improvements	2,949,651	1,913,794
Construction in progress	29,311	—

	3,584,142	2,245,907
Less accumulated depreciation	(80,845)	(38,983)

Net investment properties	3,503,297	2,206,924

Cash and cash equivalents (including cash held by management company of $8,593 and $4,118 as of June 30, 2007 and December 31, 2006, respectively)	914,231	302,492
Restricted cash (Note 2)	12,992	41,387
Restricted escrow (Note 2)	593,949	22,415
Investment in marketable securities	323,885	143,444
Investment in unconsolidated entities (Note 1)	149,620	15,683
Accounts and rents receivable (net of allowance of $669 and $605 as of June 30, 2007 and December 31, 2006, respectively)	28,030	14,294
Notes receivable (Note 4)	239,915	53,152
Due from related parties (Note 3)	—	88
Acquired in-place lease intangibles (net of accumulated amortization of $33,518 and $13,727 as of June 30, 2007 and December 31, 2006, respectively)	301,024	205,853
Acquired above market lease intangibles (net of accumulated amortization of $1,606 and $583 as of June 30, 2007 and December 31, 2006, respectively)	11,807	8,333
Loan fees and leasing commissions (net of accumulated amortization of $1,227 and $559 as of June 30, 2007 and December 31, 2006, respectively)	20,702	16,109
Other assets	11,647	9,863

Total assets	$6,111,099	$3,040,037

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Balance Sheets
(continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	June 30, 2007	December 31, 2006
	(unaudited)	(audited)
Liabilities:
Mortgages and margins payable (Note 8)	$1,759,325	$1,107,113
Accounts payable	4,208	3,109
Accrued offering costs to related parties	3,163	3,557
Accrued offering costs to non-related parties	626	1,832
Accrued interest payable	945	941
Tenant improvement payable	2,481	2,667
Accrued real estate taxes	17,019	9,035
Distributions payable	21,881	8,099
Security deposits	2,905	1,587
Prepaid rental and recovery income and other liabilities	21,015	15,925
Acquired below market lease intangibles (net of accumulated amortization of $2,073 and $1,011 as of June 30, 2007 and December 31, 2006, respectively)	39,161	21,000
Restricted cash liability (Note 2)	12,992	41,387
Other financings (Note 1)	55,081	47,762
Due to related parties (Note 3)	2,789	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	1,945,097	1,267,797

Minority interest (Note 1)	287,338	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 1,460,000,000 shares authorized, 443,906,100 and 168,620,150 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	444	169
Additional paid in capital (net of offering costs of $454,114 and $178,012 as of June 30, 2007 and December 31, 2006, of which $433,880 and $159,357 was paid or accrued to affiliates as of June 30, 2007 and December 31, 2006, respectively)	3,970,440	1,504,503
Accumulated distributions in excess of net income (loss)	(95,331)	(41,201)
Accumulated other comprehensive income	3,111	20,470

Total stockholders’ equity	3,878,664	1,483,941

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$6,111,099	3,040,037

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income:
Rental income	$64,556	$18,207	$115,117	$34,022
Tenant recovery income	14,154	2,784	25,704	4,658
Other property income	7,320	120	8,940	152

Total income	86,030	21,111	149,761	38,832
Expenses:
General and administrative expenses to related parties	1,708	656	2,917	1,166
General and administrative expenses to non-related parties	2,771	606	4,671	1,350
Property operating expenses to related parties	3,743	804	6,440	1,480
Property operating expenses to non-related parties	10,396	1,612	17,983	2,688
Real estate taxes	8,580	1,879	15,217	2,954
Depreciation and amortization	36,344	9,129	62,914	16,949
Business manager management fee	3,000	—	4,500	—

Total expenses	66,542	14,686	114,642	26,587

Operating income	$19,488	$6,425	$35,119	12,245

Interest and dividend income	27,251	5,065	37,973	6,873
Other income	413	197	459	615
Interest expense	(21,291)	(5,420)	(38,901)	(9,248)
Equity in earnings of unconsolidated entities	582	2,192	751	2,160
Realized gain (loss) on securities, net	(535)	401	5,153	622

Income before income taxes and minority interest	$25,908	$8,860	$40,554	$13,267

Income tax expense (Note 9)	(399)	(1,662)	(618)	(1,662)
Minority interest	(2,456)	(6,259)	(4,794)	(12,432)

Net income (loss) applicable to common shares	$23,053	$939	$35,142	(827)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Six months	Six months
	ended	ended	ended	ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized gain (loss) on investment securities	(17,965)	(2,129)	(17,359)	661

Comprehensive income (loss)	$5,088	$(1,190)	$17,783	$(166)
Net income (loss) available to common shareholders per common share, basic and diluted	$.06	$.02	$.12	$(.03)
Weighted average number of common shares outstanding, basic and diluted	379,010,064	45,930,663	292,778,653	32,781,021

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Stockholders’ Equity

(Dollar amounts in thousands)

For the six month period ended June 30, 2007

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,201)	20,470	1,483,941

Net income applicable to common shares	—	—	—	35,142	—	35,142
Unrealized gain on investment securities	—	—	—	—	(17,359)	(17,359)

Distributions declared	—	—	—	(89,272)	—	(89,272)
Proceeds from offering	270,933,359	271	2,699,382	—	—	2,699,653
Offering costs	—	—	(276,102)	—	—	(276,102)
Proceeds from distribution reinvestment program	4,726,451	4	44,899	—	—	44,903
Shares repurchased	(373,860)	—	(3,458)	—	—	(3,458)
Issuance of stock options and discounts on shares issued to affiliates	—	—	1,216	—	—	1,216

Balance at June 30, 2007	443,906,100	444	3,970,440	(95,331)	3,111	3,878,664

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$35,142	$(827)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	41,862	13,220
Amortization	19,961	3,729
Amortization of loan fees	634	170
Amortization on acquired above market leases	1,034	49
Amortization on acquired below market leases	(1,077)	(338)
Amortization of mortgage discount	841	—
Straight-line rental income	(5,532)	(1,490)
Straight-line rental expense	33	33
Other expense (income)	(152)	(615)
Minority interests	4,794	12,432
Equity in earnings of unconsolidated entities	(751)	(2,160)
Discount on shares issued to affiliates	1,216	104
Realized gain on investments in securities, net	(5,153)	(622)
Changes in assets and liabilities:
Accounts and rents receivable	(8,204)	(3,063)
Accounts payable	1,099	(484)
Other assets	(2,497)	(1,380)
Accrued real estate taxes	2,691	1,218
Accrued interest payable	4	49
Prepaid rental and recovery income	3,849	(3,602)
Other liabilities	1,360	144
Deferred income tax liability	113	1,662
Security deposits	115	(3)

Net cash flows provided by operating activities	91,382	18,226

Cash flows from investing activities:
Purchase of investment securities	(203,107)	(106,602)
Sale of investment securities	25,922	7,314
Restricted escrows	(571,534)	6,933
Rental income under master leases	218	40
Acquired in-place lease intangibles	(115,095)	(28,727)
Tenant improvement payable	(1,193)	(63)
Purchase of investment properties	(1,283,820)	(329,539)
Acquired above market leases	(4,508)	(750)
Acquired below market leases	19,238	11,735
Investment in development projects	(29,311)	—
Investment in unconsolidated joint ventures	(148,668)	541
Payment of leasing fees	326	—
Funding of notes receivable	(206,089)	—
Payoff of notes receivable	19,326	—
Other assets	733	(2,111)

Net cash flows used in investing activities	(2,497,562)	(441,229)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(continued)

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	2,699,653	497,519
Proceeds from the dividend reinvestment program	44,903	4,669
Shares repurchased	(3,458)	—
Payment of offering costs	(277,702)	(51,983)
Proceeds from mortgage debt and notes payable	570,525	209,235
Payoffs of mortgage debt	(20,194)	—
Principal payments of mortgage debt	(392)	—
Proceeds from margin securities debt	90,932	44,933
Payment of loan fees and deposits	(5,590)	(4,758)
Distributions paid	(75,490)	(7,357)
Distributions paid – MB REIT	(5,755)	(24,925)
Due from related parties	88	451
Due to related parties	399	196
Proceeds of issuance of preferred shares and common shares – MB REIT	—	40,125
Sponsor advances	—	(3,081)

Net cash flows provided by financing activities	3,017,919	705,024

Net increase in cash and cash equivalents	611,739	282,021
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$914,231	$319,150

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(1,309,142)	$(403,342)
Tenant improvement liabilities assumed at acquisition	1,007	—
Real estate tax liabilities assumed at acquisition	5,293	608
Security deposit liabilities assumed at acquisition	1,203	313
Assumption of mortgage debt at acquisition	10,500	25,120
Other financings	7,319	47,762

	(1,283,820)	(329,539)

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Six months ended	Six months ended
	June 30, 2007	June 30, ,2006
	(unaudited)	(unaudited)

Cash paid for interest	$37,380	$8,972

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$21,881	$2,779

Accrued offering costs payable	$3,789	$1,350

Write off of in-place lease intangibles, net	$1,091	$—

Write off of above market lease intangibles, net	$11	$—

Write off of below market lease intangibles, net	$15	$—

Write off of loan fees	$3	$—

Discount on shares	$1,214	$104

See accompanying notes to the consolidated financial statements.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting or normal recurring accruals) necessary for a fair presentation have been included in this Quarterly Report.

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and hospitality properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Initial Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  On August 1, 2007, the Company commenced a second public offering (the “Second Offering”) of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity are reflected on the consolidated balance sheets and the consolidated statements of operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Consolidated entities

Minto Builders (Florida), Inc.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  MB REIT is not considered a VIE as defined in FIN 46(R), however the Company has a controlling financial interest in MB REIT, has the direct ability to make major decisions for MB REIT through its voting interests, and holds key management positions in MB REIT.  Therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

A put/call agreement that was entered into by the Company and MB REIT as a part of the MB REIT transaction on October 11, 2005 grants Minto (Delaware), LLC, referred to herein as MD, certain rights to sell its shares of MB REIT stock back to MB REIT.  The agreement is considered a free standing financial instrument and is accounted for pursuant to Statement of Financial Accounting Standard No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“Statement 150”) and Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“Statement 133”).  Derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings.  This derivative was not designated as a hedge.  The assets or liabilities under these puts and calls are marked to market every quarter with changes in the value recorded in other expense in the consolidated statements of operations.  The value of the put/call arrangements was an asset of $175 and a liability of $283 as of June 30, 2007 and December 31, 2006, respectively, and the Company recorded an unrealized gain on derivative instruments of $458 and $615, which is included in other income for the six months ended June 30, 2007 and June 30, 2006.  The value of the put/call arrangements increased from December 31, 2006 to June 30, 2007 due to the life of the put/call being reduced and rising interest rates.

Utley Residential Company L.P.

Prior to May 18, 2007 the Company had an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity was not consolidated by the Company prior to May 18, 2007 and the equity method of accounting was used to account for this investment.  On May 18, 2007, the Company’s wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P. (“Utley”).  Pursuant to the purchase agreement, Communities purchased the assets of Utley related to the development of conventional and student housing for approximately $23,100.  Pursuant to the purchase agreement, Communities acquired certain assets of Utley, including its existing pipeline of student and conventional multi-family housing development projects and workforce in place related to Utley’s development business. Additionally, as part of the transaction, a wholly-owned subsidiary of Communities acquired the remaining interests in Inland American Penn.

Communities will pay the purchase price to Utley in three separate cash payments, the first $13,100 of which was paid upon closing. Communities will pay the next $5,000 payment to Utley on the latter of the first day after the first anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $360,000 to Communities’ investment committee that either (1) have been approved by the committee or (2) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

limitations.  Communities will pay the final $5,000 payment to Utley on the latter of the first day after the second anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $480 million to Communities’ investment committee that either (y) have been approved by the committee or (z) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  These payments will be forfeited if not paid by the third anniversary of the closing date.  We have guaranteed the payment of the first and second $5,000 payments by Communities to Utley and the limited partners, subject to the performance standards being satisfied.

Other

The Company has ownership interests of 67% to 80% in LLCs which own eleven shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Unconsolidated entities

Lauth Investment Properties, LLC

On June 8, 2007, the Company entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form LIP Holdings, LLC, or “LIP Holdings,” for the purpose of funding the development and ownership of up to $1,000,000 of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, the Company will invest up to $253,000 in exchange for the Class A Participating Preferred Interests of LIP Holdings. An initial investment of $80,400 was made at closing to recapitalize eight stabilized properties to fund certain ongoing development projects.

The remainder of the initial proceeds will be used to fund several development projects that are in various stages of completion.  In addition, the Company anticipates making investments of up to $25,000 per quarter between now and December 31, 2008. The Company’s investment will entitle it to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.

LIP is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, LIP; therefore LIP is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, the Company invested $98,000 into LIP.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Cobalt Industrial REIT II

On June 29, 2007, the Company entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT, and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners”. Cobalt acquires, develops and redevelops industrial properties located in major metropolitan markets in the United States. Under the shareholders agreement the Company has committed to invest, over a thirty-month period through a wholly-owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $125,000 in shares of common beneficial interest. Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a “board of trust managers” comprised of seven members, including one member that the Company has the right to designate for election by Cobalt’s stockholders.

Cobalt was initially formed on December 22, 2006 by its advisor and other investors not including Inland American Cobalt Investors, L.L.C.  Cobalt intends to acquire its properties over a three-year period with the total duration not to exceed eight years plus two one-year extensions, referred to herein as the “Holding Period.”  The Company’s investment will entitle it to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  Upon the expiration or earlier termination of the Holding Period, Cobalt and the Advisor will cause Cobalt to commence the orderly liquidation of the assets in accordance with the shareholders agreement.  Throughout the Holding Period, the Company will also have the right to dispose of its shares in accordance with the provision of the shareholders agreement.

Cobalt is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, Cobalt.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, no funding has been made by the Company.

D.R. Stephens Institutional Fund, LLC

On April 27, 2007, the Company entered into a joint venture agreement with a venture known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas with a goal of expanding throughout Southern California.  Under the joint venture agreement the Company will invest, approximately $90,000 representing approximately 90% ownership.  The Company is entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to the joint venture partner.  The Fund will terminate no later than April 27, 2014 unless extended by the members for not more than two successive one year periods.

The Fund is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, the Fund.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, the Fund is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of June 30, 2007, the Company had invested $21,139 into the Fund.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of June 30, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.

The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock. Furthermore, the series A preferred stock grants the Company one seat on the Board of Directors of Feldman. This investment is recorded in investment in unconsolidated entities on the Consolidated Balance Sheet and the preferred return is recorded in equity in earnings of unconsolidated entities on the Consolidated Statement of Operations.

Because the Company has the ability to significantly influence Feldman through a seat on the Board of Directors of Feldman, the Company’s investment in common stock of Feldman is retrospectively accounted for under the equity method of accounting. Such investment in common stock was previously accounted for as an investment in marketable securities. As a result of the retrospective application of the equity method to the investment in Feldman common shares, certain amounts as of December 31, 2006 were adjusted as follows: investment in marketable securities was decreased by $15,989, investment in unconsolidated entities was increased by $15,482, total assets decreased by $507, accumulated distributions in excess of net income (loss) was increased by $681, accumulated other comprehensive income was decreased by $1,188 and total stockholders’ equity decreased by $507. The 2006 amounts for the statement of operations and other comprehensive income were adjusted as follows: for the three and six months ended June 30, 2006, interest and dividend income were decreased by $267 and $546, respectively, and the equity in earnings of unconsolidated entities was increased $2,192 and $2,160, respectively, unrealized gain (loss) on investment securities was increased by $1,344 and $902, respectively, and net income (loss) applicable to common shares increased by $1,925 and $1,614, respectively.

Insurance Captive

The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46R”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of our partially-owned entities.  In instances where the Company determines that a joint venture is not a VIE, the Company first considers EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been made.

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.   This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at June 30, 2007 and December 31, 2006 consists of common stock investments that are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. In accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” or SFAS No. 115, the Company considers whether it has the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

Notes are considered for impairment in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of June 30, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the six months ended June 30, 2007 and June 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $1,034 and $49 was applied as a reduction to rental income for the six months ended June 30, 2007 and June 30, 2006, respectively.  Amortization pertaining to the below market lease costs of $1,077 and $338 was applied as an increase to rental income for the six months ended June 30, 2007 and June 30, 2006, respectively.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $19,924 and $3,729 for the six months ended June 30, 2007 and June 30, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of June 30, 2007, no amount has been allocated to customer relationship value.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at June 30, 2007.

	2007	2008	2009	2010	2011	Thereafter
Amortization of:

Acquired above market lease costs	$(1,252)	(2,203)	(1,775)	(1,629)	(1,294)	(3,654)

Acquired below market lease costs	1,523	2,583	2,439	2,371	2,313	27,932

Net rental income Increase	$271	380	664	742	1,019	24,278

Acquired in-place lease Intangibles	$27,512	46,884	41,893	37,414	32,103	115,218

Restricted escrows primarily consist of cash held in escrow, of which $575,995 was held for the purchase of Winston Hotels, Inc., lenders’ restricted escrows of $2,801 and earnout escrows of $15,153.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 19% of consolidated rental revenues for the six months ended June 30, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.

The estimated fair value of the Company’s mortgage debt was $1,562,992 and $1,047,064 as of June 30, 2007 and December 31, 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123(R), Share-Based Payment for its stock options granted.  Under this method, the Company reports the value of granted options as a charge against earnings ratably over the vesting period.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

 (3)  Transactions with Related Parties

As of June 30, 2007 and December 31, 2006, the Company had incurred $454,114 and $178,012 of offering costs, respectively, of which $433,880 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of June 30, 2007 and December 31, 2006, offering costs did not exceed the 4.5% and 15% limitations.  The Company anticipates that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $274,523 and $47,537 for the six months ended June 30, 2007 and 2006, of which $3,163 was unpaid as of June 30, 2007.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the six months ended June 30, 2007 and 2006, the Company incurred $4,161 and $1,585 of these costs, respectively, of which $2,789 remained unpaid as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for the Company and 200 dollars per month, per loan for MB REIT.  For the six months ended June 30, 2007 and 2006, fees totaled $55 and $12, respectively.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the six months ended June 30, 2007 and 2006, the Company paid loan fees totaling $1,164 and $599, respectively, to this related party.  None remained unpaid as of June 30, 2007 and December 31, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  The Company incurred fees of $4,500 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively, of which $750 remained unpaid as of June 30, 2007.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $4,500 taken for the six months ended June 30, 2007.

The Company pays the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is considered part of the purchase price of the company.  The Company incurred fees of $250 and $0 for the six months ended June 30, 2007 and June 30, 2006, of which all remained unpaid as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees totaling 4.5% of gross operating income (as defined), for management and leasing services.  The Company incurred and paid property management fees of $6,440 and $1,480 for the six months ended June 30, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the six months ended June 30, 2007 and 2006, respectively.  None remained unpaid as of June 30, 2007 and December 31, 2006.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 1,959,841 and 110,808 shares to related parties and recognized an expense related to these discounts of $1,214 and $104 for the six months ended June 30, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $978 and $308 during the six months ended June 30, 2007 and 2006, respectively, of which $433 remained unpaid as of June 30, 2007.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of June 30, 2007, the Company owed funds to related parties of the Business Manager in the amount of $2,789 for reimbursement of general and administrative costs and monies paid on the Company’s behalf.

 (4)  Notes Receivable

The Company’s notes receivable balance of $239,915 as of June 30, 2007 consisted of six installment notes from unrelated parties that mature on various dates through May 2012.  The notes are secured by first mortgages on vacant land and shopping center properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 9.5000% per annum.  For the six months ended June 30, 2007 and June 30, 2006, the Company recorded interest income from notes receivable of $6,108 and $0, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

 (5)  Investment Securities

Investment in securities of $323,885 at June 30, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. Of the investment securities held on June 30, 2007, the Company has accumulated other comprehensive income of $3,111, which includes gross unrealized losses of $11,745. All such unrealized losses have been in an unrealized loss position for less than twelve months and have a related fair value of $158,519 as of June 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. During the six months ended June 30, 2007 and 2006, the Company realized a gain of $5,153 and $622, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and judges that decline to be other-than-temporary. During the six months ended June 30, 2007 and 2006, the Company recorded write-downs of $868 and $0, respectively, on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations. Dividend income is recognized when earned. During the six months ended June 30, 2007 and 2006, dividend income of $8,031 and $1,999, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of June 30, 2007, the Company has recorded a payable of $138,862 for securities purchased on margin. This debt bears variable interest rates ranging between the London InterBank Offered Rate (“LIBOR”) plus 25 basis points and LIBOR plus 50 basis points. At June 30, 2007, these rates were equal to a range between 5.57% and 5.82%. Interest expense in the amount of $2,088 and $789 was recognized in interest expense on the Consolidated Statement of Operations for the six months ended June 30, 2007 and 2006, respectively.

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the six months ended June 30, 2007 and 2006, the Company issued 2,500 and 17,500 options to its independent directors, respectively.  As of June 30, 2007 and December 31, 2006, there were a total of 20,000 and 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.   During the six months ended June 30, 2007 and 2006, the Company recorded $2 and $3, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $218 and $40 during the six months ended June 30, 2007 and 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2007	$240,463	*
2008	251,087
2009	232,837
2010	216,184
2011	200,504
Thereafter	1,265,681

Total	$2,406,756

* For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the six months ended June 30, 2007 and 2006, ground lease rent was $264 and $107, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2007	$463	*
2008	463
2009	464
2010	471
2011	471
Thereafter	26,323

Total	$28,655

* For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of June 30, 2007 were $1,623,141 and had a weighted average interest rate of 5.37%.  All of the loans have fixed interest rates ranging from 4.83% to 6.01%.  Properties with a net carrying value of $2,562,393 at June 30, 2007 and related tenant leases are pledged as collateral. As of June 30, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,382,600

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.44%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of June 30, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,678 and $3,520, net of accumulated amortization, was outstanding at June 30, 2007 and December 31, 2006, respectively.

The Company has purchased a portion of its securities through margin accounts.  As of June 30, 2007, the Company has recorded a payable of $138,862 for securities purchased on margin.  This debt bears variable interest rates ranging between the LIBOR plus 25 basis points and LIBOR plus 50 basis points.  At June 30, 2007, these rates were equal to a range between 5.57% and 5.82% and the Company had a weighted average interest rate of 5.77%.

(9) Income Taxes

In the second quarter of 2006, the State of Texas enacted new tax legislation.  This legislation restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax.  This new “margin tax” relates only to properties located in Texas.  The Company has recorded a net deferred tax liability of $1,506 and $1,662 and deferred income tax expense related to temporary differences of $113 and $1,662 and a current tax liability and income tax expense of $505 and $0 for the six months ended June 30, 2007 and June 30, 2006, respectively.

The temporary differences that give rise to the net deferred tax liability at June 30, 2007 consist of the following:

Gain on sales of real estate
(1031 tax free exchange for tax)	$1,553
Depreciation	(63)
Straight-line rents	38
Others	(22)

Total cumulative temporary differences	$1,506

The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

(10)  Segment Reporting

The Company has four business segments: Office, Retail, Industrial and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

The following table summarizes net property operations income by segment for the three months ended June 30, 2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$61,627	$23,079	$25,701	$9,675	$3,172
Straight-line rents	2,991	1,405	840	746	—
Amortization of acquired above and below market leases, net	(62)	(189)	222	(95)	—
Total rentals	$64,556	$24,295	$26,763	$10,326	$3,172

Tenant recoveries	14,154	6,184	7,415	555	—
Other income	7,320	1,966	343	4,759	252
Total revenues	$86,030	$32,445	$34,521	$15,640	$3,424

Operating expenses	$22,719	$9,857	$9,799	$1,376	$1,687

Net property operations	$63,311	$22,588	$24,722	$14,264	$1,737

Depreciation and amortization	$(36,344)
Business manager management fee	$(3,000)
General and administrative	$(4,479)
Interest and other investment income	$27,251
Interest expense	$(21,291)
Income tax expense	$(399)
Other income	$460
Minority interest	$(2,456)

Net income applicable to common shares	$23,053

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the three months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family
Property rentals	$17,208	$6,842	$9,506	$405	$455
Straight-line rents	803	404	378	21	—
Amortization of acquired above and below market leases, net	196	(9)	205	—	—
Total rentals	$18,207	$7,237	$10,089	$426	$455

Tenant recoveries	2,784	113	2,600	71	—
Other income	120	8	48	—	64
Total revenues	$21,111	$7,358	$12,737	$497	$519

Operating expenses	4,295	464	3,545	93	193

Net property operations	16,816	6,894	9,192	404	326

Depreciation and amortization	(9,129)
General and administrative	(1,262)
Interest and other investment income	5,065
Interest expense	(5,420)
Income tax expense	(1,662)
Other income	2,790
Minority interest	(6,259)

Net income	$939

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the six months ended June 30, 2007.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$109,655	$43,950	$44,270	$17,354	$4,081
Straight-line rents	5,532	2,572	1,479	1,481	—
Amortization of acquired above and below market leases, net	(70)	(391)	463	(142)	—
Total rentals	$115,117	$46,131	$46,212	$18,693	$4,081

Tenant recoveries	25,704	11,187	13,605	912	—
Other income	8,940	3,136	740	4,767	297
Total revenues	$149,761	$60,454	$60,557	$24,372	$4,378

Operating expenses	$39,640	$17,436	$18,109	$2,119	$1,976

Net property operations	$110,121	$43,018	$42,448	$22,253	$2,402

Depreciation and amortization	$(62,914)
Business manager management fee	$(4,500)
General and administrative	$(7,588)
Interest and other investment income	$37,973
Interest expense	$(38,901)
Income tax expense	$(618)
Other income	$6,363
Minority interest	$(4,794)

Net income applicable to common shares	$35,142

Balance Sheet Data:
Real estate assets, net	$3,819,685	$1,273,182	$1,882,314	$526,851	$137,338
Capital expenditures	2,067	1,517	550	—	—
Non-segmented assets	2,289,347	—	—	—	—

Total assets	$6,111,099

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

June 30, 2007

The following table summarizes net property operations income by segment for the six months ended June 30, 2006.

	Total	Office	Retail	Industrial	Multi-Family

Property rentals	$32,243	$13,661	$17,239	$714	$629
Straight-line rents	1,490	791	661	38	—
Amortization of acquired above and below market leases, net	289	(19)	308	—	—
Total rentals	$34,022	$14,433	$18,208	$752	$629

Tenant recoveries	4,658	154	4,430	74	—
Other income	152	8	78	—	66
Total revenues	$38,832	$14,595	$22,716	$826	$695

Operating expenses	7,122	857	5,924	112	229

Net property operations	31,710	13,738	16,792	714	466

Depreciation and amortization	(16,949)
General and administrative	(2,516)
Interest and other investment income	6,873
Interest expense	(9,248)
Income tax expense	(1,662)
Other income	3,397
Minority interest	(12,432)

Net loss	$(827)

Balance Sheet Data:
Real estate assets, net	$1,186,908	$396,440	$747,293	$23,689	$19,486
Capital expenditures	—	—	—	—	—
Non-segmented assets	1,166,281	—	—	—	—

Total assets	$2,353,189

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 19% and 28% of the Company’s consolidated rental revenues for the six months ended June 30, 2007 and June 30, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

June 30, 2007

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the six months ended June 30, 2007 and the net loss incurred for the six months ended June 30, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive or immaterial.

The basic and diluted weighted average number of common shares outstanding was 292,778,653 and 32,781,021 for the six months ended June 30, 2007 and 2006.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $36,841 in the future, as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of June 30, 2007, the Company has approximately $5,353 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.326% to 5.765% on approximately $380,603 in principal.

Over the next seven years, the Company is required to fund up to $375,000 into its joint ventures.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
 (continued)

June 30, 2007

(13)  Subsequent Events

The Company paid distributions of $21,881 to its stockholders in July 2007.

The Company issued 29,493,840 shares of common stock and repurchased 136,907 shares of common stock through the Company’s share repurchase program from July 1, 2007 through August 3, 2007, resulting in a total of 473,263,033 shares of common stock outstanding. As of August 3, 2007, subscriptions for a total of 465,512,930 shares were received, resulting in total gross offering proceeds of approximately $4,655,000 and an additional 8,286,276 shares were issued pursuant to the DRP for $78,720 of additional gross proceeds.  On August 1, 2007, the Company commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company has acquired the following properties, excluding our lodging facilities, during the period July 1 to August 3, 2007.  The respective acquisitions are summarized in the table below.

Date		Year	Approximate Purchase	Gross Leasable
Acquired	Property	Built	Price	Area	Major Tenants
			($)	(Sq. Ft.)
7/12/07	Gravois Dillon II	2004-2007	2,286	11,446	Auto Zone & Jack-in-the-Box
7/24/07	Washington Park Plaza	1974/Redev	43,500	237,980	Best Buy, Joann Fabrics, T.J. Maxx, Bed, Bath & Beyond
7/26/07	11500 Melrose Avenue	2005-2007	8,093	97,766	AIKCo Manufacturing Co.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent. During the period from July 1, 2007 to August 3, 2007, the Company funded earnouts totaling $1,964 at two of the existing properties and the Company’s joint venture partner contributed an earnout of $2,316 into the joint venture..

The mortgage debt financings obtained subsequent to June 30, 2007, are detailed in the list below.

Date Funded	Property	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
7/2/07	Legacy Crossing	5.543%	08/01/17	10,890
7/19/07	Pavilions at Hartman Heritage	5.595%	08/01/17	23,450
7/24/07	Washington Park Plaza *	5.920%	05/01/16	30,600
7/31/07	AT&T – Cleveland	5.813%	08/11/37	29,242

* Assumed at Acquisition

On July 27, 2007, the Company funded $2,785 into the Cobalt joint venture.

On July 30, 2007, the Company funded $19,511 into the LIP joint venture.

On August 2, 2007, the Company purchased a property known as Cityville Oak Park for $34,100.

Winston Hotels, Inc.

On July 1, 2007, the Company and its wholly-owned subsidiary, Inland American Acquisition (Winston), LLC (“MergerCo”), purchased Winston Hotels, Inc. (“Winston”) and WINN Limited Partnership, Winston’s operating partnership (“WINN”), 100% of the outstanding shares of common stock of Winston for $15.00 per share. In addition, the company purchased the Series B preferred stock of Winston $25.38 per share in cash, plus the accrued and unpaid dividends as of July 1, 2007.

Winston has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”). As a REIT, Winston generally cannot operate hotels. Winston’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts. Winston’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of June 30, 2007, Alliance Hospitality Management, LLC managed thirty-nine of Winston’s forty-nine hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, New Castle Hotels, LLC, and GHG-Stanley Management, LLC each managed one hotel.

Of the fifty hotels in which Winston holds a direct or an indirect ownership interest, forty-nine are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which Winston must comply. The franchise licenses obligate Winston to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

Apple Hospitality Five, Inc.

American Orchard Hotels, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Apple Hospitality Five, Inc., a Virginia corporation (“Apple”). Pursuant to the Merger Agreement, at the effective time of the merger, Apple will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub will be converted into one share of common stock of the surviving entity of the merger. Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, will be converted into, and cancelled in exchange for, the right to receive $14.05 in cash to be paid by the Company, without interest. Each option to purchase the Units will be converted into, and cancelled in exchange for, the right to receive a cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option. The total merger consideration is expected to be approximately $709,000. The Company intends to fund the merger consideration with cash on hand, and the completion of the merger is not subject to any financing or refinancing contingency.

The Merger Agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of Apple’s business prior to closing. The Merger Agreement provides that Apple may sell its Marriott Suites property in Las Vegas, Nevada prior to the effective time of the merger, provided that the net proceeds and related credits from the sale must equal at least $87,500.

The Merger Agreement may be terminated by the Company or by Apple under certain circumstances, including but not limited to those described herein. Upon termination by Apple in connection with a superior proposal, or by the Company due to Apple’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by October 31, 2007, which date may be extended (the “Outside Date”), Apple will be required to pay the Company a termination fee of $15,000, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. Similarly, upon termination by Apple due to the Company’s breach of the representations, warranties, covenants and agreements contained in the agreement, such that certain closing conditions would be incapable of being satisfied by the Outside Date, the Company will be required to pay Apple a termination fee of $15,000, plus any fees and expenses that Apple incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000. In addition, if Apple’s stockholders do not approve the merger and a competing transaction (as defined in the Merger Agreement) has been made to Apple or publicly announced before termination of the agreement, and Apple consummates a competing transaction (as defined in the Merger Agreement) within twelve months thereafter, Apple will be required to pay the Company a termination fee of $15,000, plus any fees and expenses that the Company incurred in connection with the transactions contemplated by the agreement, in an amount not to exceed $500,000.

The Merger Agreement requires the Company to indemnify any former directors, officers, employees and agents of Apple and its subsidiaries who had been entitled to indemnification under Apple’s charter or bylaws, to the same extent that these persons previously were entitled to indemnification, for actions or omissions occurring at or prior to the effective time of the merger. Additionally, the surviving entity of the merger must obtain and maintain, for a period of six years after the effective time of the merger, “run-off” or “tail” director and officer liability coverage for the directors and officers of Apple and its subsidiaries. The terms of the coverage must be not less favorable to the insured persons than the insurance coverage previously maintained by Apple.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts)
(continued)

June 30, 2007

Both the Company’s board of directors and the board of directors of Apple have unanimously approved the Merger Agreement and related transactions. The merger is subject to various closing conditions, including, among other things, (the requisite approval of the merger by the affirmative vote of: (1) a majority of the outstanding shares of Apple’s common stock; (2) more than two-thirds of the outstanding shares of Apple’s Series A preferred stock; (3) more than two-thirds of the outstanding shares of Apple’s Series B convertible preferred stock; and (4) a majority of the total of the outstanding common stock plus the shares of common stock represented by the shares of Series B convertible preferred stock voting on an as-converted basis. Apple will ask the holders of its stock to vote on the proposed transaction at a special meeting that will be held on a date to be announced. Glade M. Knight, Apple’s chairman and chief executive officer, and the other holders of all of the shares of the Series B convertible preferred stock of Apple, have agreed to vote the shares of Series B convertible preferred stock to approve the Merger Agreement and related transactions. The Merger Agreement provides that holders of not more than 5% of Apple’s outstanding shares of common stock may demand appraisal under any “dissenters’ rights” statute.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions had occurred on June 30, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at June 30, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties that were either purchased subsequent to June 30, 2007, or are expected to be purchased. The pro forma adjustments were made for certain properties in the Bradley Portfolio not purchased as of June 30, 2007, Wickes Furniture, Washington Park Plaza, Lakeport Commons, Gravois Dillon-Phase II, Inland American Communities, University House at UAB (14th Street) - Birmingham, Persis National Portfolio, Penn Park, Streets of Cranberry, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Encino Canyon Apartments, Seven Palms Apartments, McKinney Towne Center Outlots, Atlas Cold Storage Portfolio, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and SunTrust Bank Portfolio II and the Company’s acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels. The Company considers the properties expected to be purchased in the Bradley Portfolio, High Ridge Park I & II, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I & SunTrust Bank Portfolio II and the Company acquisition of the RLJ Urban Lodging Fund to be probable under Rules 3-05 and 3-14 of Regulation S-X.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma	Winston Hotels Historical	Winston Hotels Merger Adjustments		Apple Historical	Apple Adjustments	RLJ Historical	RLJ Adjustments
	(A)	Adjustments	(D)	(E)	Subtotal	(B)	(C)	(BB)	(CC)	Pro Forma
Assets
Net investment properties (F) (H) (L) (V) (Z) (DD)	$3,503,297	1,458,638	421,784	328,387	5,712,106	393,469	222,566	552,603	331,119	7,211,863
Assets held for sale	—	—	6,000	5,000	11,000	—	—	—	—	11,000
Cash and cash equivalents (M) (S) (W) (EE) (II)	914,231	(552,947)	70,527	(21,968)	409,843	64	(276,666)	15,813	(476,814)	(327,760)
Restricted cash (Z)	12,992	—	—	—	12,992	5,559	(565)	8,097	—	26,083
Restricted escrows (M)	593,949	—	—	(575,995)	17,954	—	—	—	—	17,954
Investment in marketable securities (O)	323,885	—	—	(12,110)	311,775	—	—	—	—	311,775
Investment in unconsolidated joint ventures (R) (Y)	149,620	131,764	3,938	3,973	289,295	—	—		—	289,295
Accounts and rents receivable, net	28,030	—	2,258	—	30,288	7,017	—	5,086	—	42,391
Notes receivable (K) (U)	239,915	11,456	15,966	—	267,337	—	—	—	—	267,337
Due from related parties	—	—	—	—	—	—	—	—	—	—
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)(F) (H)	301,024	104,421	—	—	405,445	—	—	—	—	405,445
Acquired above market lease intangibles (net of accumulated amortization) (F)(H)	11,807	—	—	—	11,807	—	—	—	—	11,807
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization) (AA) (HH)	20,702	(1,744)	—	—	18,958	—	—	1,804	(1,804)	18,958
Other assets (J) (P)	11,647	(1,674)	34,579	(5,296)	39,256	435	—	7,451	—	47,142

Total assets	$6,111,099	1,149,914	555,052	(278,009)	7,538,056	406,544	(54,665)	590,854	(147,499)	8,333,290
Liabilities and Stockholders’ Equity
Mortgages and notes payable (F) (U) (W) (FF)	1,759,325	648,432	235,721	—	2,643,478	4,715	344,850	398,341	27,659	3,419,043
Accounts payable (Z)	4,208	—	26,637	—	30,845	2,329	(15)	14,730	—	47,889
Accrued offering costs	3,789	—	—	—	3,789	—	—	—	—	3,789
Accrued interest payable	945	—	—	—	945	—	—	1,742	226	2,913
Tenant improvement payable	2,481	—	—	—	2,481	—	—	—	—	2,481
Accrued real estate taxes	17,019	—	—	—	17,019	—	—	—	—	17,019
Distributions payable (T)	21,881	—	1,840	(1,840)	21,881	—	—	—	—	21,881
Security deposits	2,905	—	—	—	2,905	—	—	—	—	2,905
Prepaid rental income and recovery income and other liabilities (Q)	21,015	—	20,000	(20,000)	21,015	—	—	657	—	21,672

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma	Winston Hotels Historical	Winston Hotels Merger Adjustments		Apple Historical	Apple Adjustments	RLJ Historical	RLJ Adjustments
	(A)	Adjustments	(D)	(E)	Subtotal	(B)	(C)	(BB)	(CC)	Pro Forma
Acquired below market lease intangibles (net of accumulated amortization) (F)(H)	39,161	—	—	—	39,161	—	—	—	—	39,161
Restricted cash liability	12,992	—	—	—	12,992	—	—	—	—	12,992
Other financings	55,081	—	—	—	55,081	—	—	—	—	55,081
Due to related parties	2,789	—	—	—	2,789	—	—	—	—	2,789
Deferred income tax	1,506	—	—	—	1,506	—	—	—	—	1,506

Total liabilities	1,945,097	648,432	284,198	(21,840)	2,855,887	7,044	344,835	415,470	27,885	3,651,121

Minority interests	287,338	—	15,503	—	302,841	—	—	—		302,841

Preferred stock (N) (X) (GG)	—	—	37	(37)	—	32,006	(32,006)	57	(57)	—
Common stock (G) (N)	444	53	294	(294)	497	—	—	—	—	497
Additional paid-in capital (net of offering costs for pro forma) (G) (N) (X) (GG)	3,970,440	501,429	352,713	(352,713)	4,471,869	443,666	(443,666)	81,861	(81,861)	4,471,869
Accumulated distributions in excess of net income (I) (N) (X) (GG)	(95,331)	—	(97,693)	97,693	(95,331)	(76,172)	76,172	92,400	(92,400)	(95,331)
Accumulated other comprehensive income (O) (GG)	3,111	—	—	(818)	2,293	—	—	1,066	(1,066)	2,293

Total stockholders’ equity	3,878,664	501,482	255,351	(256,169)	4,379,328	399,500	(399,500)	175,384	(175,384)	4,379,328

Total liabilities and stockholders’ equity	$6,111,099	1,149,914	555,052	(278,009)	7,538,056	406,544	(54,665)	590,854	(147,499)	8,333,290

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(A)                         The historical column represents the Company’s Consolidated Balance Sheet as of June 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)                           The Apple Historical column represents Apple Hospitality Five, Inc.’s Consolidated Balance Sheet as of June 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(C)                           Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(D)                          The Winston Hotels Historical column represents Winston Hotels Consolidated Balance Sheet as of June 30, 2007.

(E)                            Represents adjustments to record the merger of Winston Hotels.

(F)                            The pro forma adjustments reflect the acquisition or anticipated acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio	$91,961	$74,013
Wickes Furniture	10,486	5,767
Washington Park Plaza	43,500	30,600
Persis National Portfolio	37,474	—
Penn Park	40,000	31,000
Lakeport Commons	55,834	—
Inland American Communities	40,800	—
University House at UAB (14th Street) – Birmingham	30,000	—
Streets of Cranberry	35,400	—
Gravois Dillon-Phase II	2,283	—
Forest Plaza	18,600	2,264
High Ridge Park I & II	12,400	8,700
Hilton University of Florida Hotel & Convention Center-Gainesville	50,000	—
Encino Canyon Apartments	19,600	—
Atlas Cold Storage Portfolio	170,670	—
Seven Palms Apartments	29,600
McKinney Towne Center Outlots	6,641	—
The Woodlands Waterway Marriott Hotel & Convention Center	137,000	89,050
SunTrust Bank Portfolio I	374,891	243,679
SunTrust Bank Portfolio II	355,919	75,627
Villages at Kitty Hawk	—	11,550
AT&T – Cleveland	—	29,242
Pavilions at Hartman Heritage	—	23,450
Lord Salisbury Center	—	12,600
Legacy Crossing	—	10,890
Total	$1,563,059	$648,432

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

Allocation of net investments in properties :

Land	$337,552
Building and improvements	1,121,086
Acquired in-place lease intangibles and customer relationship value	104,421
Acquired above market lease intangibles	—
Acquired below market lease intangibles	—
Total	$1,563,059

Allocations are preliminary and subject to change.

(G)                           Additional offering proceeds of $568,273, net of additional offering costs of $66,791 are reflected as received as of June 30, 2007 based on offering proceeds actually received as of October 19, 2007. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(H)                          Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant. The value of the acquired intangibles values will be amortized over the lease term. Allocations are preliminary and subject to change.

(I)                               No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised by the Company.

(J)                              Change in Other assets of $(1,674) represents advance purchase deposits applied to the purchase price of properties purchased as described in (F).

(K)                          The pro forma adjustments to notes receivable consist of additional funding on existing installment notes from unrelated parties totaling $11,456.

(L)                            The $328,387 adjustment represents the purchase of approximately $421,784 of Winston’s real estate assets plus the difference between the historical cost of Winston’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(M)                       The $597,963 adjustment represents the cash paid to Winston for distribution to its shareholders in accordance with the definitive merger agreement including $15.00 per common stock share, $25.38 per share for Series B preferred stock plus accrued dividends and approximately $65,000 in transaction costs, of which approximately $20,000 will be paid to a related party of the Company.

(N)                          Elimination of Winston equity accounts consistent with the purchase method of accounting.

(O)                          Represents the elimination of investments in Winston common and preferred stock (and the related unrealized gain included in accumulated other comprehensive income) owned by the Company that was redeemed as part of the definitive merger agreement.

(P)                            Write off of Winston’s deferred financing and franchise costs which are not assigned any value in the allocation of the merger acquisition cost.

(Q)                          The $(20,000) adjustment represents the elimination of Winston’s termination fee liability in accordance with the definitive merger agreement.

(R)                           Adjustment to Investment in unconsolidated joint ventures consists of additional fundings to the Lauth Investment Properties, LLC joint venture, the Cobalt Industrial REIT II joint venture, and the D.R. Stephens Institutional Fund, LLC joint venture, and additionally includes fundings to our new unconsolidated joint ventures, the Stone Creek Crossing joint venture and the L Street Marketplace joint venture. As of October 19, 2007, we had not funded our new unconsolidated joint venture, Net Lease Strategic Assets Fund L.P.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

June 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(S)                            Pro forma cash proceeds of $(552,947) represent the aggregate cash proceeds received from the issuance of equity and mortgage financings through October 19, 2007 less the proforma net acquisition price of investments in real estate and other ventures. The net use of funds of $(552,947) is primarily due to the proforma acquisitions of the SunTrust Bank Portfolio I, SunTrust Bank Portfolio II, and other properties not yet purchased, net of additional financings of $648,432 and issuances of equity from July 1, 2007 to October 19, 2007 of $501,482. These respective acquisitions are not contemplated to occur until November 2007 through March 2008. See Note (II) on page F-40 for additional information as to our plan of raising capital through our offering or the option of placing debt on our unencumbered assets.

(T)                           Represents accrued dividends that will be paid to Winston shareholders in accordance with the definitive merger agreement.

(U)                          The valuations of the acquired Winston notes receivable and mortgages and notes payable are assumed to be at fair value for purposes of purchase price allocation. This allocation is preliminary and subject to change.

(V)                           The $222,566 adjustment represents the purchase of approximately $393,469 of Apple’s real estate assets, less real estate assets sold in the amount of $87,500 subsequent to June 30, 2007, plus the difference between the historical cost of Apple’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(W)                      Pro forma cash adjustment of $(276,666) represents cash paid to Apple for distribution to its shareholders in the amount of $(621,516) in accordance with the definitive merger agreement including $14.05 per common stock unit and transaction costs of approximately $30,000 and the placement of new debt in the amount of $344,850 at an annual interest rate of 6.42%

(X)                          Elimination of Apple equity accounts consistent with the purchase method of accounting.

(Y)                           The $3,973 adjustment represents the fair value of Winston’s unconsolidated joint ventures.

(Z)                           Elimination of net investment properties, restricted escrows and accounts payable for property sold subsequent to June 30, 2007.

(AA)               Change in loan fees, leasing fees and loan fee deposits (net of accumulated amortization) of $(1,744) represents loan fee deposits applied to the mortgage debt financing as described in (F).

(BB)                   The RLJ Historical column represents the RLJ Urban Lodging Fund Combined Consolidated Balance Sheet as of June 30, 2007. The Company is purchasing a subsidiary of the RLJ Lodging Fund. Substantially all of the balances and activity of the RLJ Urban Lodging Fund are those of the entity which is being purchased. All balances and activity related to the portion of the RLJ Urban Lodging Fund that is not being purchased have been eliminated in the RLJ Adjustments column, as described in (CC).

(CC)                   Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in January 2008.

(DD)                 The $331,119 adjustment represents the purchase of approximately $552,603 of RLJ’s real estate assets, real estate assets of $50,000 purchased subsequent to June 30, 2007, plus the difference between the historical cost of RLJ’s real estate assets and the estimated fair market value. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation. This allocation is preliminary and subject to change once the merger has been completed.

(EE)                     Pro forma cash adjustment of $(476,814) represents $473,909 paid to RLJ in accordance with the definitive merger agreement and $2,905 in cash of the entity which was not acquired in the purchase.

(FF)                     Represents net adjustments to reflect only the mortgage debt that is to be assumed by the Company in the acquisition of RLJ of $385,000, including $33,730 related to real estate assets purchased subsequent to June 30, 2007 and additional amounts funded to increase the debt amount on two properties totaling $2,209. We will not assume the debt on one property in the amount of $28,380, however, we plan on placing new debt in the amount of $41,000. RLJ debt is assumed to be at fair value for purposes of purchase price allocation. This allocation is preliminary and subject to change.

(GG)      Elimination of RLJ equity accounts consistent with the purchase method of accounting.

(HH)      Write off of RLJ’s deferred financing costs which are not assigned any value in the allocation of the merger acquisition cost. This allocation is preliminary and subject to change.

(II)         We plan on raising at least $327.8 million between now and the acquisition of the SunTrust Bank Portfolio I and the SunTrust Bank Portfolio II and the merger of the RLJ Urban Lodging Fund in January 2008 which equates to the issuance of at least 32.8 million shares which would not have an effect on our pro forma earnings per share for the year ended December 31, 2006 or for the six months ended June 30, 2007. In addition, we do have the option of placing debt on $1.7 billion of unencumbered assets, of which we could borrow the approximately $327.8 million to fund the merger acquisition of the RLJ Urban Lodging Fund. Interest expense related to borrowing of the $327.8 million at an estimated annual interest rate of 6.50% is based on expected borrowing that may be available to the Company would be approximately $21.3 million for the year ended December 31, 2006 and $10.7 million for the six months ended June 30, 2007 and would have the effect of decreasing our pro forma earnings per share in the amount of $0.02 per share for the six months ended June 30, 2007 and $0.04 per share for the year ended December 31, 2006.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the company acquisitions of RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for Washington Park Plaza, Persis National Portfolio, Penn Park, Lakeport Commons, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Encino Canyon Apartments, Streets of Cranberry, Seven Palms Apartments, Atlas Cold Storage Portfolio, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and SunTrust Bank Portfolio II, the Company’s acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels, the properties expected to be purchased in the Bradley Portfolio subsequent to June 30, 2007, and for properties purchased during the first, second and third quarters of 2007. The Company considers the properties expected to be purchased subsequent to June 30, 2007 in the Bradley Portfolio, High Ridge Park I & II, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and SunTrust Bank Portfolio II, and the company acquisition of the RLJ Urban Lodging Fund as probable under Rules 3-05 and 3-14 of Regulation S-X. No pro forma adjustments were made for Parkway Centre North Outlot Building B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Inland American Communities, University House at UAB (14th Street)-Birmingham, Streets of Cranberry, Gravois Dillon Phase II, McKinney Towne Center Outlots and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2007, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels			Apple		RLJ
		Pro Forma	Hotels	Merger		Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments		Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	Subtotal	(C)	(D)	(T)	(U)	Pro Forma
Rental income (H)	$115,117	76,521	—	—	191,638	—	—	—	—	191,638
Tenant recovery income	25,704	8,505	—	—	34,209	—	—	—	—	34,210
Other property income	8,940	—	—	—	8,940	—	—	—	—	8,940
Hotel operating income (Q)	—	24,218	95,422	—	119,640	68,956	(8,331)	76,002	—	256,267

Total income	149,761	109,244	95,422	—	354,427	68,956	(8,331)	76,002	—	491,054

General and administrative expenses (Q) (X)	7,588	—	17,026	—	24,614	1,372	(50)	680	(321)	26,295
Property operating expenses (K)	24,423	15,901	—	—	40,324	—	—	—	—	40,324
Hotel operating expense (Q) (S)	—	15,925	80,285	(20,000)	76,210	40,460	(4,852)	43,667	—	155,485
Real estate taxes	15,217	—	—	—	15,217	—	—	3,829	—	19,046
Depreciation and amortization (H) (I) (P) (V)	62,914	36,274	12,372	4,767	116,327	6,811	5,407	11,535	7,768	147,848
Business manager management fee (G)	4,500	—	—	—	4,500	—	—	—	—	4,500

Total expenses	114,642	68,100	109,683	(15,233)	277,192	48,643	505	59,711	7,447	393,498

Operating income (loss)	35,119	41,144	(14,261)	15,233	77,235	20,313	(8,836)	16,291	(7,447)	97,556

Loss on extinguishment of debt	—	—	(3,882)	—	(3,882)	—	—	—	—	(3,882)
Loss on sale of note receivable			(5,322)		(5,322)		—	—	—	(5,322)
Interest and dividend income (O) (W)	37,973	—	3,061	—	41,034	—	—	324	(122)	41,236
Other income	459	—	—	—	459	—	—	844	—	1,303
Interest expense (L) (M) (Y) (Z)	(38,901)	(26,459)	(7,449)	—	(72,809)	(203)	(11,070)	(11,722)	(1,356)	(97,160)
Preferred share expense (R)	—	—	—	—	—	(31,982)	31,982	—	—	—
Equity in earnings of unconsolidated entities	751	—	1,384	—	2,135	—	—	—	—	2,135
Fee income from unconsolidated joint ventures	—	—	127	—	127	—	—	—	—	127
Realized gain on securities (N)	5,153	—	—	(248)	4,905	—	—	—	—	4,905

Income (loss) before income tax and minority interest	40,554	14,685	(26,342)	14,985	43,882	(11,872)	12,076	5,737	(8,925)	40,898

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels			Apple		RLJ
		Pro Forma	Hotels	Merger		Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments		Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	Subtotal	(C)	(D)	(T)	(U)	Pro Forma

Income tax expense	(618)	—	(979)	—	(1,597)	—	—	—	—	(1,597)
Minority interest	(4,794)	(49)	1,213	—	(3,630)	—	—	—	—	(3,630)

Net income (loss) applicable to common shareholders	$35,142	14,636	(26,108)	14,985	38,655	(11,872)	12,076	5,737	(8,925)	35,671

Weighted average number of shares of common stock outstanding, basic and diluted (J)	292,778,653									499,327,047

Net income per share, basic and diluted (J)	.12									.07

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

(A)                The historical information represents the consolidated historical statement of operations of the Company for the six months ended June 30, 2007 as filed with the Securities Exchange Commission.

(B)                  Total pro forma adjustments for acquisitions consummated as of October 1, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase II, Inland American Communities, University House at UAB (14th Street)-Birmingham, Streets of Cranberry, McKinney Towne Center Outlots and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio

ProLogis Properties

Shallotte Commons

Six Pines Portfolio

The Landings at Clear Lake

Gravois Dillon I & II

Fields Apartment Homes

Middleburg Crossings

Penn Park

Encino Canyon Apartments

Atlas Cold Storage Portfolio

SunTrust Bank Portfolio I

Pavilions at Hartman Heritage

Villages at Kitty Hawk

Northwest Marketplace

Lakeport Commons

Citizens Portfolio

Washington Park Plaza

AT&T – Cleveland

Lord Salisbury Center

Persis National Portfolio

Forest Plaza

Seven Palms Apartments

SunTrust Bank Portfolio II

Worldgate Plaza

Shops at Riverstone

Schneider Electric

The Market at Hamilton

Chesapeake Commons

Crossroads at Chesapeake

Waterford Place at Shadow

Creek Ranch Apartments

High Ridge Park I & II

Hilton University of Florida Hotel & Convention Center-Gainesville

The Woodlands Waterway Marriott Hotel & Convention Center

(C)      The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the six months ended June 30, 2007 as filed with the Securities Exchange Commission.

(D)      Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(E)      The historical information represents the consolidated historical statement of operations income (loss) from continuing operations of Winston Hotels for the six months ended June 30, 2007.

(F)      Represents adjustments to record the merger of Winston Hotels.

(G)      No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(H)      Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures, and equipment. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense. For the RLJ Urban Lodging Fund merger, the purchase price allocation for pro forma financial statement purposes, are preliminary and may be subject to change subsequent to the completion of the merger.

(I)       To reflect depreciation expense for Winston acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for six months	$17,139
Less: Depreciation recorded by Winston	(12,372)
Depreciation expense adjustment	$4,767

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007

(unaudited)

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(J)                     The pro forma weighted average shares of common stock outstanding for the six months ended June 30, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(K)                 Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the six months ended June 30, 2007, pro forma property operating expenses included management fees of $4,916.

(L)                   IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North, Parkway Centre North Outlot Building B, The Market at Hamilton and Streets of Cranberry. These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated. Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the six months ended June 30, 2007, the pro forma interest expense included other financing interest expense of $4.

(M)              The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Portfolio	158,500	5.4100%	06/01/2017
The Market at Hamilton	7,893	5.7700%	06/01/2012
Gravois Dillon I	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.5240%	07/01/2017
C&S Portfolio	82,500	5.4809%	04/01/2037
State Street Market	10,450	5.6230%	03/11/2012
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/02/2017
Forest Plaza	2,264	5.7500%	04/01/2015
High Ridge Park I & II	8,700	5.6200%	05/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017
The Woodlands Waterway Marriott Hotel & Convention Center	89,050	6.5000%	TBA	*
SunTrust Bank Portfolio I	243,679	6.5000%	TBA	*
SunTrust Bank Portfolio II	75,627	6.3500%	TBA	*

* Properties have not yet been acquired, so no maturity date is available.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the six months ended June 30, 2007
(unaudited)

(N)      Represents the elimination of realized gain on Winston common stock sold by the Company.

(O)      No pro forma adjustment has been made to interest income for the notes receivable additions.

(P)      To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$616,035
Less: Non-depreciable real estate assets	(92,405)
Depreciable real estate assets	$523,630

Depreciation expense for six months	$12,218
Less: Depreciation recorded by Apple	(6,811)
Depreciation expense adjustment	$5,407

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(Q)      Pro forma adjustments represent operations, distributed proceeds from the sale and reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

(R)      The adjustment of $31,982 represents the elimination of Apple’s Series B preferred share expense. The Series B preferred shareholders were paid off prior to the Company’s acquisition.

(S)      The adjustment of $(20,000) represents the elimination of Winston’s termination fee expense in accordance with the definitive merger agreement.

(T)      The historical information represents the combined consolidated historical statement of operations income from continuing operations of the RLJ Urban Lodging Fund for the six months ended June 30, 2007. The Company is purchasing a subsidiary of the RLJ Lodging Fund. Substantially all of the balances and activity of the RLJ Lodging Fund are those of the entity which is being purchased. All balances and activity related to the portion of the RLJ Lodging Fund that is not being purchased have been eliminated in the RLJ Adjustments column.

(U)      Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in January 2008.

(V)      To reflect depreciation expense for RLJ acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$883,722
Less: Non-depreciable real estate assets	(135,511)
Depreciable real estate assets	$748,211

Depreciation expense for six months	$19,303
Less: Depreciation recorded by RLJ	(11,535)
Depreciation expense adjustment	$7,768

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(W)    Represents the adjustment for interest income on cash of the entity not assumed by the Company in the purchase of the RLJ Urban Lodging Fund.

(X)      The RLJ Urban Lodging Fund adjustment relates to deal pursuit costs written-off in the period.

(Y)      The pro forma adjustments relating Apple’s interest expense were based on the placement of new debt in the amount of approximately $344,850 on the hotels at an estimated interest rate of 6.42%.

(Z)      The pro forma adjustments relating to RLJ Urban Lodging Fund’s interest expense were based on assumed debt of approximately $385,000. Of the assumed debt, approximately $125,300 is subject to fixed interest rates ranging from 5.41% to 6.93% and $259,700 is subject to variable interest rates that are effectively fixed by swap rate agreements. At the time of the merger, we will be placing approximately $41,000 of new financing on one of the hotels at an estimated interest rate of 6.40%.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Notes B and C of the Notes to the Pro Forma Consolidated Statement of Operations and the Company acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio, Washington Park Plaza, Forest Plaza, High Ridge Park I & II, Hilton University of Florida Hotel & Convention Center-Gainesville, Persis National Portfolio, Penn Park, Lakeport Commons, Encino Canyon Apartments, Streets of Cranberry, Seven Palms Apartments, Atlas Cold Storage Portfolio, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and SunTrust Bank Portfolio II, the Company’s acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels and for properties purchased during 2006 and the first, second and third quarters of 2007. The Company considers the properties expected to be purchased in the Bradley Portfolio subsequent to June 30, 2007, High Ridge Park I & II, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and SunTrust Bank Portfolio II, and the company acquisition of the RLJ Urban Lodging Fund as probable under Rules 3-05 and 3-14 of Regulation S-X. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing, Gravois Dillon-Phase II, Inland American Communities, University House at UAB (14th Street)-Birmingham, Streets of Cranberry, McKinney Towne Center Outlots, or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

 Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels			Apple		RLJ
		Pro Forma	Pro Forma	Hotels	Merger		Apple	Merger	RLJ	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments		Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	Subtotal	(D)	(E)	(R)	(S)	Pro Forma
Rental income (I)	$98,419	49,251	208,016	—	—	355,686	—	—	—	—	355,686
Tenant recovery income	21,547	12,397	31,177	—	—	65,121	—	—	—	—	65,121
Other property income	3,236	—	—	—	—	3,236	—	—	—	—	3,236
Hotel operating income (Q)	—	—	45,678	165,883	—	211,561	125,369	(14,830)	129,453	—	451,553

Total income	123,202	61,648	284,871	165,883	—	635,604	125,369	(14,830)	129,453	—	875,596

General and administrative expenses (Q) (V)	7,613	—	—	11,343	—	18,956	3,274	(200)	1,112	(155)	22,997
Business manager management fee (H)	2,400	—	—	—	—	2,400	—	—	—	—	2,400
Property operating expenses (L)	20,951	19,834	46,143	—	—	86,928	—	—	—	—	86,928
Hotel operating expenses (Q)	—	—	30,905	99,206	—	130,111	75,607	(10,938)	78,805	—	273,585
Real estate taxes	11,840		—	7,016	—	18,856	—	—	6,420	—	25,276
Depreciation and amortization (I) (J) (P) (T)	49,681	25,682	103,257	22,056	12,222	212,898	12,856	11,580	17,737	20,869	275,940

Total expenses	92,485	45,516	180,305	139,621	12,222	470,149	91,737	442	104,084	20,714	687,126

Operating income (loss)	30,717	16,132	104,5660	26,262	(12,222)	165,455	33,632	(15,272)	25,369	(20,714)	188,470

Loss on extinguishment of debt	—	—	—	(3,961)	—	(3,961)	—	—	—	—	(3,961)
Interest, dividend and other income (O) (U)	23,289	—	—	8,694	—	31,983	185	—	599	(324)	32,443
Other income (expense)	(28)	—	—	—	—	(28)	241	—	1,641	—	1,854
Interest expense (M) (N) (X) (W)	(31,553)	(16,909)	(78,842)	(17,553)	—	(144,857)	(292)	(22,139)	(21,719)	(2,522)	(191,529)
Equity in earnings of unconsolidated entities	13	—	—	86	—	99	—	—	—	—	99
Fee income from unconsolidated joint ventures	—	—		227	—	227	—	—	—	—	227
Realized gain on securities	4,096	—	—	—	—	4,096	—	—	—	—	4,096

Net income (loss) before income taxes and minority interest	26,534	(777)	25,724	13,755	(12,222)	53,014	33,766	(37,411)	5,890	(23,560)	31,699

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels			Apple		RLJ
		Pro Forma	Pro Forma	Hotels	Merger		Apple	Merger	RLJ	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments		Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	Subtotal	(D)	(E)	(R)	(S)	Pro Forma

Income tax expense	(1,393)	—	—	(1,890)	—	(3,283)	—	—	—	—	(3,283)
Minority interest	(24,010)	—	(1,326)	(733)	—	(26,069)	—	—	—	—	(26,069)

Net income (loss) applicable to common shareholders	$1,131	(777)	24,398	11,132	(12,222)	23,662	33,766	(37,411)	5,890	(23,560)	2,347

Weighted average number of shares of common stock outstanding, basic and diluted (K)	68,374,630										499,327,047

Net income per share, basic and diluted (K)	.02										.00

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(A)  The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)   Total pro forma adjustments for expected acquisitions and acquisitions consummated as of October 1, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X includes the following acquired properties:

Shops at Riverstone	Pavilions at Hartman Heritage
Six Pines Portfolio	ProLogis Properties
Worldgate Plaza	Waterford Place at Shadow Creek Ranch
Lakeport Commons	Fields Apartment Homes
Persis National Portfolio	Penn Park

(C)        Total pro forma adjustments for acquisitions consummated as of October 1, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Lakewood Phase II, Gravois Dillon-Phase II, Inland American Communities, Streets of Cranberry, University House at UAB (14th Street)-Birmingham, McKinney Towne Center Outlots or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles Executive Plaza	Hyde Park Stop N Shop
Shakopee Shopping Center	IDS Center	Lakewood Mall I
Ahold Portfolio	Bradley Portfolio	New Quest Portfolio
Lincoln Mall	Lincoln Village	(properties purchased in 2006)
Monadnock Marketplace	Chesapeake Commons	Buckhorn Plaza
Thermo Process Systems	Crossroads at Chesapeake Commons	AT&T – St. Louis
Fabyan Randall	The Market at Hamilton	Schneider Electric
State Street Market	The Landings at Clear Lake	C & S Portfolio
Shallotte Commons	AT&T – Cleveland	Citizens Portfolio
Northwest Marketplace	Villages of Kitty Hawk	Washington Park Plaza
Gravois Dillon I	Middleburg Crossings	Lord Salisbury Center
Forest Plaza	High Ridge Park I & II	Encino Canyon Apartments
Atlas Cold Storage Portfolio	Seven Palms Apartments	Hilton University of Florida Hotel and Convention Center-Gainesville
SunTrust Bank Portfolio I	SunTrust Bank Portfolio II	The Woodlands Waterway Marriott Hotel & Convention Center

(D)       The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(E)         Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(F)         The historical information represents Winston Hotel’s consolidated historical statement of operations for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(G)        Represents adjustments to record the merger of Winston Hotels.

(H)       No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(I)            Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures and equipment. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense.

(J)           To reflect depreciation expense for Winston acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for twelve months	$34,278
Less: Depreciation recorded by Winston	(22,056)
Depreciation expense adjustment	$12,222

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(K)       The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(L)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the twelve months ended December 31, 2006, pro forma property operating expenses included management fees of $15,574.

(M)    IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, The Market at Hamilton and Streets of Cranberry. These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated. Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(N)       The pro forma adjustments relating to interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center I & II	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall I	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall Plaza	13,400	5.3750%	11/01/2013
Dulles Executive Office Plaza	68,750	5.8510%	09/01/2016
IDS Center	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Portfolio	158,500	5.4100%	06/01/2017
The Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center I	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011
Lincoln Village	22,035	5.3210%	12/01/2016
Washington Mutual	20,115	5.9430%	12/01/2016
AT&T-St. Louis	112,695	5.3430%	01/01/2037
C&S Portfolio	82,500	5.4800%	04/01/2037
Gravois Dillon I	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.2700%	07/01/2017
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/05/2007
Forest Plaza	2,264	5.7500%	04/01/2015
High Ridge Park I & II	8,700	5.6200%	05/01/2015
Villages at Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017
The Woodlands Waterway Marriott Hotel & Convention Center	89,050	6.5000%	TBA	*
SunTrust Bank Portfolio I	243,679	6.5000%	TBA	*
SunTrust Bank Portfolio II	75,627	6.3500%	TBA	*

(O)                 No pro forma adjustment has been made to interest income for the notes receivable additions.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006
(unaudited)

(P)         To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$616,035
Less: Non-depreciable real estate assets	(92,405)
Depreciable real estate assets	$523,630

Depreciation expense for twelve months	$24,436
Less: Depreciation recorded by Apple	(12,856)
Depreciation expense adjustment	$11,580

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(Q)       Pro forma adjustments represent operations and the reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

(R)        The historical information represents the RLJ Urban Lodging Fund’s combined consolidated historical statement of operations income (loss) from continuing operations for the year ended December 31, 2006. The Company is purchasing a subsidiary of the RLJ Lodging Fund. Substantially all of the balances and activity of the RLJ Lodging Fund are those of the entity which is being purchased. All balances and activity related to the portion of the RLJ Lodging Fund that is not being purchased have been eliminated in the RLJ Adjustments column.

(S)         Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in January 2008.

(T)        To reflect depreciation expense for the RLJ Urban Lodging Fund acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$883,722
Less: Non-depreciable real estate assets	(135,511)
Depreciable real estate assets	$748,211

Depreciation expense for twelve months	$38,606
Less: Depreciation recorded by RLJ	(17,737)
Depreciation expense adjustment	$20,869

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill.

(U)       Represents the adjustment for interest income on cash of the entity not assumed by the Company in the purchase of the RLJ Urban Lodging Fund.

(V)        The RLJ adjustment relates to deal pursuit costs written-off in the period.

(W)   The pro forma adjustments relating Apple’s interest expense were based on the placement of new debt in the amount of approximately $344,850 on the hotels at an estimated interest rate of 6.42%.

(Z)        The pro forma adjustments relating to RLJ Urban Lodging Fund’s interest expense were based on assumed debt of approximately $385,000. Of the assumed debt, approximately $125,300 is subject to fixed interest rates ranging from 5.41% to 6.93% and $259,700 is subject to variable interest rates that are effectively fixed by swap rate agreements. At the time of the merger, we will be placing approximately $41,000 of new financing on one of the hotels at an estimated interest rate of 6.40%.